Exhibit 3.26(a)

CERTIFICATE OF INCORPORATION

OF

INSIGNIA/ESG NORTHEAST, INC.

The undersigned, having capacity to contract and acting as the incorporator of a corporation under the General Corporation Law of the State of Delaware, adopts the following Certificate of Incorporation for such corporation:

FIRST: The name of the corporation is Insignia/ESG Northeast, Inc. (hereinafter called the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, DE 19801. The name of the registered agent of the Corporation at said address is The Corporation Trust Company.

THIRD: The nature of the business or the purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of common stock with par value of $.01 per share.

FIFTH: The name and address of the sole incorporator is as follows:

Jeannine Smith
15 South Main Street, Suite 900
Greenville, South Carolina 29601

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

a. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

b. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

c. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the board of directors of the Corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner how or hereafter prescribed by statue and this Certificate of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation.

TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

The undersigned, being the sole incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein state are true, and accordingly have hereunto set my hand this 26th day of January, 2001.

By:	/s/ Jeannine Smith
	Name:	Jeannine Smith
	Title:	Sole Incorporator

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